FORM 10f3

Record of Securities Purchased
Under the Lehman Brothers Rule 10f3 Procedures
(Italicized, boldface terms are defined in the Rule 10f3 Procedures) Name of Fund: Lehman Brothers First Trust Income Opportunity Fund
(HYI)

Name of Adviser (or SubAdviser)	 Lehman Brothers Asset Management LLC

1.	Issuer: Sandridge Energy

2.	Date of Purchase: May 15, 2008

3.	Underwriter from whom purchased: Banc of America Securities LLC

4.	(a) Affiliated Underwriter managing or participating in syndicate:
	Lehman Brothers Inc.

	(b) Other members of the underwriting syndicate (List all or you may attach the first two pages from the final prospectus): Banc of America Securities LLC, Barclays Capital, BNP Paribas, Calyon, Deutsche Bank Securities, Fortis Securities LLC, JPMorgan,
	Morgan Stanley, RBS Greenwich Capital, Wells Fargo Securities

5.	Aggregate principal amount of purchase: 10,000,000

6.	Aggregate principal amount of offering: 750,000,000

7.	Total principal amount purchased for the Fund 705,000

8.	Purchase price (net of fees and expenses): 100.00

9.	Date offering commenced: May 15, 2008

10.	Offering price at close of first full business day after
	offering commenced: 100.00

11.	Commission or Gross Spread:	2.00% 			 $?????/unit

12.	Yield to Maturity	8.00%

13.	Have the following conditions been satisfied? (Please check
	all those that apply).							Yes	No

	(a) The securities are (select one):

	(i) part of a Registered Offering;

	(ii) are part of an issue of Government Securities;

	(iii) are Eligible Municipal Securities;

	(iv) are securities sold in an Eligible Foreign Offering; or

	(v) are securities sold in an Eligible Rule 144A Offering?		X


										Yes	No

	(b) The securities were purchased prior to the end of the first day
	on which any sales were made (or if the securities were issued for subscription upon exercise of rights, the securities were purchased
	on or before the fourth day preceding the day on which the rights
	offering terminated)?							X

	(c) The purchase price paid was not more than the price paid by each other purchaser of securities in the offering or in any concurrent offering of the securities (except, in the case of an Eligible
	Foreign Offering, for any rights to purchase that are required by
	law to be granted to existing security holders of the issuer)?		X

	(d) The responses to (a), (b), and (c) above are based upon written statement(s) made by the issuer or a syndicate manager, or by an underwriter or seller of the securities through which the purchase
	was made?								X

	(e) The securities either are Eligible Municipal Securities, or
	the issuer of the securities and its predecessors have been in
	continuous operation for not less than three years?			X

	(f) The underwriting was a firm commitment underwriting (if the
	underwriters purchased any securities in the underwriting)?		X

	(g) The commission, spread or profit was reasonable and fair in
	relation to that being received by others for underwriting similar securities during the same period. (Please also complete the
	attached Comparables Form.)						X

	(h) The amount of such securities (other than those sold in an Eligible Rule 144A offering) of any class of the issue of securities purchased by all of the investment companies advised by the Adviser and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase (i) did not exceed 25% of the principal amount of the offering, OR

	(i) if purchased in an Eligible Rule 144A Offering, the total amount purchased did not exceed 25% of the total of:

	(a) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(i) under the
	Securities Act of 1933, plus						X

	(b) The principal amount of the offering of such class in any
	concurrent public offering?						X

	(j) (i) No affiliated underwriter was a direct or indirect
	participant in or beneficiary of the sale; OR				X


										Yes	No

	(ii) With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter.

	(k) Information has or will be timely supplied to the Funds
	president and treasurer (or designee) for inclusion on SEC Form NSAR
	and quarterly reports to Trustees?					X


		Signature:_________________________________________


		Print Name:________________________________________	Date:


				RULE 10f3  COMPARABLES FORM


Name of Issue Purchased by Fund:
		Sandridge 8.00% 6/1/2018 Cusip 80007PAC3


				Comparison # 1		Comparison # 2

Security Name			Southwestern Energy Co	Copano Energy, LLC/Co
(include cusip)			7.5% 05/01/2027		7.75%  6/1/2018
				CUSIP 845467AD1		CUSIP 217203AC


Yield to Maturity		6.928% at 104		7.75% at 100


Type of Offering		144A with Reg Rights	144A with Reg Rights
(e.g., registered, 144A)


Date offering commenced		01/16/2008		5/16/2008


Offering Price at Issue		100			100


Was an affiliate managing or	NO			NO
a member of the syndicate?
(this is not required and it
is preferable that the
comparable not include an
affiliate).


Spread ($) or (%)		1.5%			2.0%

	Note:  Minimum of two comparisons must be completed for each purchase.